Exhibit 3.29

BYLAWS

OF

ANGIOTECH PHARMACEUTICALS (US), INC.

ARTICLE I

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on the first Tuesday of May each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. In case of incomplete financial or other information, unavailability of shareholders, officers, directors or other persons whose attendance at the annual meeting would be desirable or other similar circumstances, the President in his or her discretion may postpone the annual meeting. If the annual meeting is postponed, or if the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, a special meeting shall be held as soon as may be convenient as determined by the President, either in lieu of the annual meeting if the annual meeting was postponed or for the election of directors if the election was not held at the annual meeting or at any adjournment thereof. Written or printed notice, stating the place, day, hour and purpose of the special meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the special meeting to each shareholder of record entitled to vote at the meeting; provided however, that in accordance with Section 23B.07.050 of the Washington Business Corporation Act (the “Act”), notice of any meeting at which the shareholders shall act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets, or the dissolution of the Corporation, shall be delivered no fewer than twenty (20) nor more than sixty (60) days before the meeting date. Notice shall be delivered either personally or by mail, by or at the direction of the President, by the Secretary or by the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 2. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes by the President, the Secretary, the Board of Directors or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Notice of special meetings shall be given by the President or, at the direction of the President, by the Secretary or Assistant Secretary to each shareholder of record entitled to vote at such meetings in the same manner as hereinabove provided in Section 1 of this Article.

Section 3. Place of Meeting. Meetings, annual or special, of the shareholders shall be held at such place as shall be designated by the Board of Directors, or in the absence of such a designation, at the main office of the Corporation. In addition, shareholders not present at any meeting of shareholders may nevertheless participate in any such meeting of shareholders by means of a conference telephone or similar communications equipment by which all persons participating in such meeting can hear each other at the same time. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4. Quorum; Waiver of Notice. A majority of the issued and outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as provided by law, the affirmative vote of the majority of the outstanding shares represented at a meeting and entitled to vote on the subject matter shall be the act of the shareholders. If a quorum is not present at any annual or special meeting, the President or a majority of the shareholders present, either in person or by proxy, may adjourn to such time and place as may be decided upon by the President or the holders of the majority of the shares present, and notice of such adjournment shall be given in accordance with Section 1 of this Article; but if a quorum be present, adjournment may be taken from day to day or to such time and place as may be decided by the holders of the majority of the shares present, and no notice of such adjournment need be given. No business shall be transacted at an adjourned meeting that could not have been transacted at the meeting from which the adjournment was taken. Whenever any notice is required to be given pursuant to statute, to the Articles of Incorporation or to these Bylaws a waiver thereof signed by the shareholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any shareholder attending a meeting in person or by proxy without objection thereto shall be deemed to have waived notice of such meeting. Notice of any shareholder’s meeting shall be in writing and delivered personally, by courier or mailed to each shareholder at his or her residential or business address, by telegram, or by facsimile transmission.

Section 5. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of this Corporation after the record date. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors

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fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date is fixed for the original meeting.

Section 7. Voting Record. After fixing a record date for a shareholders’ meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder’s agent, or a shareholder’s attorney may inspect the shareholder’s list, beginning ten (10) days prior to the shareholders’ meeting and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder’s expense. The shareholders’ list shall be kept open for inspection during such meeting or any adjournment.

ARTICLE II

Board of Directors

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors.

Section 2. Number, Election and Term of Office. The authorized number of directors of the Corporation shall be the number determined by resolution of the Board of Directors from time to time but shall be no less than one (1). In the event of failure to hold or postponement of the annual meeting of shareholders as herein provided, succeeding directors may be elected at any time thereafter at a special meeting of shareholders called for that purpose. Each director shall be elected to serve for a term of one year and until his or her successor shall have been elected, unless removed as hereinafter provided.

Section 3. Meetings. A regular annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. No notice of the annual meeting other than this bylaw need be given unless the meeting is to be held at a place other than the main office of the Corporation, in which case the notice shall be given in the manner provided in Section 1 of Article I of these Bylaws. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Special meetings of the Board of Directors may be called by or at the request of the President or any director. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally, by courier or mailed to each director at his or her residential or business address, by telegram, facsimile transmission, electronic mail transmission or personal communication by telephone. If mailed, such notice shall be deemed to be delivered when deposited in the United States mails so addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to have been delivered when the telegram is delivered to the telegraph company. Directors may waive notice of meetings of the Board of Directors, and a waiver thereof signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall

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constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4. Resignation. Any director may resign at any time by delivering written notice to the Board of Directors, its chairperson, the President or the Secretary of the Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

Section 5. Removal. The entire Board of Directors or any individual director, at a special meeting of the shareholders called for that purpose, may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to a vote at an election of directors. If the Board or any one or more directors is so removed, or if one or more directors resign, new directors may be elected at the same meeting. If new directors are not elected at the meeting, the vacancies resulting from their removal shall be filled in the manner provided in Section 7 of this Article.

Section 6. Quorum and Voting. A majority of the elected, qualified and acting directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn to such time and place as may be decided upon by the majority of the directors present, and notice of such adjournment shall be given in accordance with Section 3 of this Article; but if a quorum be present, adjournment may be taken from day to day or to such time and place as may be decided by the majority of the directors present, and no notice of such adjournment need be given. When a quorum exists, action may be taken by a majority vote of the directors present.

Section 7. Vacancies. Vacancies in the Board of Directors shall be filled by a majority vote of the remaining directors though less than a quorum. In the event there are no remaining directors, the shareholders shall fill the vacancies in the Board of Directors at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. A director selected to fill a vacancy shall hold office until his or her successor shall have been elected. During the existence of any vacancy the remaining directors shall possess and may exercise all powers vested in the Board of Directors, (a) Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors: (i) the shareholders may fill the vacancy; (ii) the Board of Directors may fill the vacancy; or (iii) if the directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office, (b) If the vacant office was held by a director elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares are entitled to vote to fill the vacancy.

Section 8. Advisory Directors. The Board of Directors shall be and is authorized to appoint such number of Advisory Directors of the Corporation as the Board, in its discretion, may deem appropriate. Advisory Directors shall act in an advisory capacity only, without authority to vote and without responsibility for the management of the affairs of the Corporation. They shall have

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such rights and duties as the Board of Directors may from time to time prescribe. The term of office of Advisory Directors shall correspond to the term of office of the members of the Board of Directors by which they were appointed, but shall be subject to termination at any time at the discretion of the Board. The Advisory Directors may resign at any time.

ARTICLE III

Executive Committee

The majority of the Board of Directors may designate two or more directors to constitute an executive committee, which committee between meetings of the Board of Directors shall have and may exercise all of the authority and powers of the Board of Directors in the management of the business and affairs of the Corporation, except the appointment and removal of officers, agents and employees of the Corporation or as provided by Section 23B.08.250 of the Act.

ARTICLE IV

Action Without a Meeting

Section 1. Actions of Directors or Committees of Directors by Written Consent. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which the Corporation is formed, to be voted upon or approved at a duly called meeting of the directors or committee of directors may be accomplished without a meeting if one or more unanimous written consents of the respective directors or committee members, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors or committee members, as the case may be. Action taken by unanimous written consent is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date.

Section 2. Telephone Communications. The Board of Directors, or any committee designated by the Board, may hold any meeting of the Board, or committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

ARTICLE V

Officers and Agents

Section 1. Executive Officers.

(a) Number: The initial officers of the Corporation shall consist of a President, a Treasurer and a Secretary and other such officers as the Board of Directors may designate. Any two or more offices may be held by the same person.

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(b) Election and Tenure: The officers of the Corporation shall be elected by the Board of Directors at its first meeting and thereafter at each regular annual meeting. In the event of a failure to hold the annual meeting as herein provided, officers may be elected at any time thereafter at a special meeting of directors called for that purpose. Each officer shall hold office for the term of one year and until his or her successor shall be elected except where expressly provided to the contrary in a contract authorized by the Board of Directors. All officers and agents shall be subject to removal at any time by the vote of a majority of the entire Board of Directors whenever in the judgment of the Board the best interests of the Corporation will be served by such removal, without prejudice, however, to any contract rights of the person so removed.

(c) Vacancies: A vacancy in any office shall be filled by the Board of Directors at any regular meeting, or at any special meeting called for that purpose.

(d) Additional Officers and Agents: The Board of Directors may also elect such other officers or agents as it may deem necessary, with such authority and duties as from time to time may be prescribed by the Board of Directors.

Section 2. Chairman; Chief Executive Officer; President. If the Board of Directors elects a Chairman, such officer shall preside over all meetings of the Board of Directors and of the shareholders. If there be no Chairman, the President shall perform such duties. The Board of Directors shall designate the Chairman, the President, or another person as the Chief Executive Officer and may prescribe the duties and powers of the Chief Executive Officer. If there be no such designation, the President shall be the Chief Executive Officer.

Section 3. Vice-Presidents. The Vice-Presidents, in the order of seniority as designated by the Board of Directors, shall in the absence or disability of the President exercise the powers and perform the duties of the President. Each Vice-President shall also exercise such other powers and perform such other duties as shall be prescribed by the Board of Directors, and such powers and duties of the President as may be designated by the President.

Section 4. Secretary. The Secretary shall give such notices of meetings of the shareholders and of the Board of Directors as required by these Bylaws, and shall keep a record of the proceedings of all such meetings. Such record shall be kept at the principal or registered office of the Corporation. He or she shall have custody of all books and records and papers of the company except those which are in the care of the Treasurer or some other person authorized to have custody and possession thereof by resolution of the Board of Directors. He or she is authorized to sign with the President or Vice-President in the name of the Corporation all deeds, notes, mortgages and contracts including those in any way affecting real property or interests therein and shall affix the seal of the Corporation thereto when required in the regular course of business. He or she shall submit such reports to the Board of Directors as may be requested by them from time to time.

Section 5. Assistant Secretary. The assistant Secretary shall, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. He or she shall also exercise such other powers and perform such other duties as may be prescribed by the Board of Directors and such powers and duties of the Secretary as may be designated by the President or Secretary.

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Section 6. Treasurer. The Treasurer shall from time to time make such reports to the officers, Board of Directors and shareholders as may be required, and shall perform such other duties as the Board of Directors shall from time to time delegate to him or her.

Section 7. Assistant Treasurer. The Assistant Treasurer shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. He or she shall also exercise such other powers and perform such other duties as may be prescribed by the Board of Directors and such powers and duties of the Treasurer as may be designated by the President or Treasurer.

ARTICLE VI

Shares

Section 1. Certificates. Shares of stock of the Corporation shall be represented by stock certificates which shall be in a form adopted by the Board of Directors, provided all such stock certificates shall be consecutively numbered, and shall express upon their face the number thereof, the date of issuance, the number of shares for which and the person to whom issued and the class thereof, and all such stock certificates shall be signed by any two (2) officers of the Corporation and may be sealed with the corporate seal, if any. In addition, each certificate shall express upon its face that the Corporation is organized under the laws of the state of Washington and shall also express the par value of the shares represented by the certificate, or shall state that the shares are without par value, as may be appropriate. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares of each class authorized to be issued.

Section 2. Subscriptions. Subscriptions for shares of stock of the Corporation shall be paid in full at such time, or in such installments and at such times, as the Board of Directors may determine. In case of default in the payment of any installment or call when such payment is due, the Board of Directors may declare the shares and all previous payments thereon forfeited for the use of the Corporation, in the manner prescribed by the Act.

Section 3. Consideration for Shares. Shares of the Corporation may be issued for such consideration as shall be determined by the Board of Directors to be adequate. The consideration for the issuance of shares may be paid in whole or in part in cash, or any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

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Section 4. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The record of shareholder and stock transfer books shall be kept at the principal or registered office of the Corporation or at the office of its transfer agent or registrar, if any.

ARTICLE VII

Books and Records

Books of Accounts, Minutes and Share Register. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by Class of shares showing the number and class of shares held by each. The Corporation shall keep a copy of the following records at its principal office: the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; the Bylaws or Restated Bylaws and all amendments to them currently in effect; the minutes of all shareholders’ meetings, and records of all actions taken by shareholders without a meeting, for the past three (3) years; its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein; all written communications to shareholders generally within the past three (3) years; a list of the names and business addresses of its current directors and officers; and its most recent annual report delivered to the Secretary of State of Washington.

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ARTICLE VIII

Amendment of Bylaws

Section 1. By the Shareholders. These Bylaws may be amended, altered or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

Section 2. By the Board of Directors. These Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board.

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I hereby certify that the foregoing Bylaws consisting of nine (9) pages, are the Bylaws of the Corporation adopted by the directors and that they are the whole thereof exactly as adopted, and that I make this certificate to identify the same pursuant to instructions of the Board of Directors.

/s/ David Hall
David Hall, Secretary

Date: Nov 30, 2000